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                                                                   EXHIBIT 10.31

                             DEBT PURCHASE AGREEMENT


                  This Agreement ("Agreement") is entered into as of August 1, 2001, by and between NATIONAL ENERGY GROUP, INC., a Delaware corporation ("Purchaser"), and HIGH COAST LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller").

                  WHEREAS, Seller desires to redeem with Purchaser by selling to Purchaser $8,363,000 in face amount of 10-3/4% notes due November 1, 2006 of National Energy Corp., together with interest thereon accrued through August 1, 2001 (the "Debt") and Purchaser desires to redeem the Debt by purchasing the Debt from Seller, subject to the provisions contained herein.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

         1. Sale of Debt to Purchaser.

                  1.1. Sale and Purchase of Debt. Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns and delivers to Purchaser and Purchaser hereby purchases from Seller, the Debt for an aggregate purchase price of $5,59l,229.78 in cash (the "Purchase Price"), to be payable by Purchaser to Seller via electronic wire transfer in immediately available funds to the account of Seller in accordance with the wire instructions to be provided by Seller to Purchaser contemporaneously with the delivery of the Debt.

         2. Representations and Warranties of Seller. In connection with the purchase of the Debt, Seller hereby represents and warrants to Purchaser as follows:

                  2.1. Title to Debt. Seller has good legal title to the Debt, and has the full legal right, power and authority to sell, assign and transfer complete ownership in the Debt to Purchaser, free and clear of all liens, claims, restrictions, encumbrances, charges, options or rights of third parties with respect thereto.

                  2.2. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Seller.


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         3. Representations and Warranties of Purchaser.

                  Purchaser represents and warrants to Seller as follows:

                  3.1. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Purchaser.

         4. Indemnity.


                  4.1. Purchaser shall defend, indemnify and save and hold harmless Seller from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys' fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by Purchaser of its representations and warranties contained in this Agreement or other breach of this Agreement by Purchaser.

                  4.2. Seller shall defend, indemnify and save and hold harmless Purchaser from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys' fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by Seller of its representations and warranties contained in this Agreement or other breach of this Agreement by Seller.

         5. Miscellaneous.

                  5.1. Assignment; Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

                  5.2. Survival of Representations and Warranties. All indemnities, covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

                  5.3. Expenses. Each party to this Agreement shall bear its own costs and expenses, including, but not limited to, attorneys' fees and expenses, in connection with the closing of the transactions contemplated hereby.

                  5.4. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall



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be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid. Notices provided in accordance with this Section 5.4 shall be deemed delivered upon personal delivery, receipt by telecopy or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

                  5.5. Entire Agreement. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

                  5.6. Amendments and Waivers. This Agreement may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except by a written instrument signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  5.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.8. Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

                  5.9. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York.

                  5.10 Further Assurances. Seller and Purchaser hereby agrees to take such further action and execute and deliver such further documents and instruments as may be necessary or appropriate to perfect the transactions, assignments, transfers and conveyances contemplated in the Agreement.





                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument as of the date first above written.


                                               NATIONAL ENERGY GROUP, INC.

                                               By: /s/ BOB ALEXANDER
                                                  ------------------------------
                                                  Name: Bob Alexander
                                                       -------------------------
                                                  Title: President
                                                        ------------------------

                                               HIGH COAST LIMITED PARTNERSHIP
                                               BECKTON CORP., General Partner



                                               By: /s/ EDWARD E. MATTNER
                                                  ------------------------------
                                                  Name:  Edward E. Mattner
                                                  Title: Authorized Signatory



                   [Signature Page to Debt Purchase Agreement]


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